UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): February 12, 2009
Life Technologies Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-25317	33-0373077

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5791 Van Allen Way, Carlsbad, CA	92008

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (760) 603-7200
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 — Other Events
          Item 8.01 — Other Events
     On February 12, 2009, Life Technologies Corporation (the “Company”) posted to the Investor Relations section of its website, http://www.lifetechnologies.com, (i) a replay of its investor conference call held on February 12, 2009, relating to the announcement of the Company’s Fourth Quarter and Fiscal Year 2008 results, for which a press release was attached as Exhibit 99.1 to the Company’s Current Report on Form 8-K, filed on February 12, 2009, and (ii) a replay of a supplemental investor conference call held on February 12, 2009, relating to the Company’s 2008 Proforma discussion. The replay of the conference calls will be available on the Investor Relations section of the Company’s website for a period of three weeks from February 12, 2009.
     The Company also provided additional answers to certain follow up questions from the investor conference calls by posting a Questions and Answers document to the Investor Relations section of the Company’s website on February 13, 2009. A copy of the Company’s Questions and Answers document, which is attached hereto as Exhibit 99.1, will also be available on the Investor Relations section of the Company’s website for a period of three weeks from February 12, 2009.
Section 9 — Financial Statements and Exhibits
          Item 9.01 — Exhibits
(d) Exhibits
Exhibit 99.1 — Questions and Answers, dated February 13, 2009.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIFE TECHNOLOGIES CORPORATION (Registrant)
By:	/s/ David F. Hoffmeister
Chief Financial Officer

Date: February 18, 2009